Certification Pursuant to 18 U.S.C. Section 1350
                             As Adopted Pursuant to
                  Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert Sinnott, certify that:

      1. I have reviewed this annual report on Form 10-QSB of Larrea BioSciences Corporation;

      2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

      3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

      4. Larrea BioSciences Corporation's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Larrea BioSciences Corporation and, have:

            a. Have caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Larrea BioSciences is made known to us by others within this entity, particularly during the period in which this report is being prepared; and,

            b. Evaluated the effectiveness of Larrea BioSciences' disclosure controls and procedures and present in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report, and the date of this report, based on such evaluation.

Date:  September 20, 2004                   /s/Robert Sinnott
                                            Robert Sinnott
                                            Chief Financial Officer